                                                                   EXHIBIT 10.17


                          THE TJX RABBI TRUST (1997-1)
                               AGREEMENT OF TRUST

         This Agreement made as of April 9, 1997 by and between The TJX Companies, Inc., a Delaware corporation (the "Employer"), and State Street Bank and Trust Company (the "Trustee");

         WHEREAS the Employer and Bernard Cammarata, President and Chief Executive Officer of the Employer (the "Executive"), are parties to an employment agreement dated April 9, 1997 (the "Employment Agreement");

         WHEREAS the Employment Agreement provides for certain amounts of compensation to be paid by the Employer to the Executive on a deferred basis under a memorandum account (the "Account") established under the Employment Agreement;

         WHEREAS, in accordance with the terms of the Employment Agreement, the Employer wishes to establish a trust to be known as The TJX Rabbi Trust (1997-1) (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Employer's creditors in the event of the Employer's Insolvency, as herein defined, until paid to the Executive or his beneficiaries in such manner and at such times as specified in the Employment Agreement;

         WHEREAS it is the intention of the parties that the Trust shall constitute an unfunded arrangement consistent with exemption of the Employment Agreement from Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with deferral of income for income tax purposes;

         WHEREAS it is the intention of the Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Employment Agreement;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


SECTION 1. ESTABLISHMENT OF TRUST

         (a) The Employer hereby deposits with the Trustee in trust two hundred eighty thousand three hundred sixty-seven dollars and forty-three cents ($280,367.43) and 225,000 shares of common stock of the Employer which, together with any additional contributions and earnings thereon, shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Promptly upon receipt of such deposit, the Trustee shall pay $225,000 thereof to The TJX Companies, Inc. in payment of the par value of the contributed shares, whereupon said shares shall be deemed for all purposes of this Trust Agreement as having been issued to the Trust and held therein from and after the effective date hereof.

         (b) The Trust hereby established shall be irrevocable, subject to the terms of this Trust Agreement.

         (c) The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, Chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Employer and except as otherwise expressly provided herein shall be used exclusively to pay to Executive or his beneficiary amounts credited to the Executive under the Account ("Account-Based Benefits"). The Executive and his beneficiaries shall have no preferred claim on, nor any beneficial ownership interest in, any assets of the Trust. Any rights created under the Employment Agreement and this Trust Agreement shall be mere unsecured contractual rights of the Executive and his beneficiaries against the Employer. Any assets held by the Trust will be subject to the claims of the Employer's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

         (e) The Employer, in its sole discretion, may at any time or from time to time make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor Executive or his beneficiary shall have any right to compel such additional deposits.


SECTION 2. PAYMENTS TO THE EXECUTIVE AND HIS BENEFICIARIES.

         (a) Except as provided at Section 3, the Trustee shall make Account-Based Benefit payments to the Executive from the Trust in such amounts and at such times as the Employer, acting through the Chief Financial Officer of the Employer or his authorized delegate, or through such other body or person as may be designated by the Executive Compensation Committee of the Board of Directors of the Employer (the "ECC") shall direct (the Chief Financial Officer or his authorized delegate, or such other body or person, being hereinafter referred to as the "Authorizing Agent"). The Chairman of the ECC or, in the absence of direction from such Chairman, the Chief Financial Officer of the Employer shall designate in a writing delivered to the Trustee the individuals authorized to act on behalf of the Authorizing Agent for all purposes of this Trust Agreement. The Employer shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the deferral of compensation or the payment of benefits pursuant to the terms of the Employment Agreement and shall pay amounts withheld to the appropriate taxing authorities.

         (b) The entitlement of the Executive or beneficiary to Account-Based Benefits shall be determined by the ECC or such party as it shall designate under the Employment Agreement, and any claim for such Benefits shall be considered and reviewed under the procedures set out in the Employment Agreement.

         (c) Upon certification to the Trustee by the Authorizing Agent that the Employer has made a payment directly to the Executive of all or a portion of the Employer's obligation to Executive with respect to an Account-Based Benefit payment, the Trustee shall reimburse the Employer for such payment out of the assets of the Trust. In addition, if the principal of the Trust, and earnings thereon, are not sufficient to make payments of Account-Based Benefits in accordance with the terms of the Employment Agreement, the Employer shall make the balance of each such payment as it falls due.

         (d) As of the end of each calendar quarter, the value of the assets of the Trust shall be determined by the Trustee, based, in the case of assets with a readily ascertainable market value, on such assets' market value and, in the case of assets, if any, without a readily ascertainable market value, on such valuation methodology reasonably acceptable to both the Trustee and the Employer. In the event the value of the assets of the Trust as of the end of a calendar quarter exceeds the then balance of the Account as determined by the Employer, the Trustee shall, at the request of the Employer, distribute such excess to the Employer. In the event the balance of the Account as of the end of such calendar quarter, as determined by the Employer, exceeds the value of the assets of the Trust as of such date, the Employer shall promptly make a deposit to the Trust in cash or other assets having a value equal to such excess.


SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
           THE EMPLOYER IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to the Executive and his beneficiaries if the Employer is Insolvent. The Employer shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.

         (1) The Board of Directors and the Chief Financial Officer of the Employer shall have the duty to inform the Trustee in writing of the Employer's Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the

                  Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executive or his beneficiaries.

         (2) Unless the Trustee has actual knowledge of the Employer's Insolvency, or has received notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer's solvency.

         (3) If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to the Executive or his beneficiaries and shall hold the assets of the Trust for the benefit of the Employer's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executive or his beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Employment Agreement.

         (4) The Trustee shall resume the payment of benefits to the Executive or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).


SECTION 4. PAYMENTS TO THE EMPLOYER.

         Except as provided in Section 1(a), 2(c), 2(d), 3 or 5(c) hereof, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all Account-Based Benefits payments have been made to the Executive or his beneficiaries pursuant to the terms of the Employment Agreement.


SECTION 5. INVESTMENT AUTHORITY.

         (a) The Trustee shall invest the principal of the Trust and any earnings thereon in accordance with the directions of the Authorizing Agent. The Trustee shall have no duty to inquire into or review the appropriateness of the investments made pursuant to the directions of the Authorizing Agent. Transactions involving assets of the Trust shall be effected through a brokerage account established with such broker and on such terms as shall be mutually agreeable to the Authorizing Agent and the Trustee.

         (b) Subject to Section 5(a) and in accordance with the directions of the Authorizing Agent, the Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by The TJX Companies, Inc. Any dividend or voting rights with respect to Trust assets will be exercised by the Employer.

         (c) The Employer acting through the Authorizing Agent shall have the right at any time and from time to time in its sole discretion to substitute assets of equal fair market value, including cash, for any asset, including cash, held by the Trust.


SECTION 6. DISPOSITION OF INCOME.

         During the term of the Trust and subject to the terms of this Trust Agreement, all income received by the Trust, net of expenses and taxes paid by the Trust, shall be accumulated and reinvested.


SECTION 7. ACCOUNTING BY THE TRUSTEE.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Employer a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8. RESPONSIBILITY OF THE TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. In the event of a dispute between the Employer and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) The Employer agrees to indemnify and hold harmless the Trustee from and against any losses, costs, damages, claims or expenses, including reasonable attorneys' fees, which the Trustee may incur or pay out in connection with, or otherwise arising out of, the performance by the Trustee of its duties hereunder (including, but not limited to, any liability (i) relating to the Employer's provision for reporting and withholding of any federal, state or local taxes pursuant to Section 2(a) or (ii) to any person for any action taken pursuant to a direction, request or approval given by the Employer or the Authorizing Agent which is contemplated by, and in conformity with, the terms of the Trust and is given in writing by the Employer or the Authorizing Agent) or arising solely by reason of the Trustee having the status as the holder of the Trust, provided, however, that the Employer shall not indemnify or hold harmless the Trustee from any such losses, costs, damages, claims or expenses resulting from the negligence or malfeasance of the Trustee. Any amount owed by the Employer to the Trustee under this Section, to the extent not paid by the Employer, shall be a charge upon, and may be reimbursed from, the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Employer) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. The Trustee shall timely file, or cause to be filed, Internal Revenue Service Form 1041 (or its successor form), as required by law or regulation, and any similar information tax return required under state or local law.

         (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person, other than the Trustee, the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


SECTION 9. COMPENSATION AND EXPENSES OF THE TRUSTEE.

         The Trustee shall be entitled to a fee for its services hereunder determined in accordance with Exhibit A. All ordinary investment and administrative expenses of the Trust, including the Trustee's fees, shall be paid from the Trust unless paid by the Employer in its sole discretion. The Employer shall pay any other expenses of the Trust, but if such expenses remain unpaid 30 days after they are billed to the Employer, they shall be paid from the Trust.

SECTION 10. RESIGNATION AND REMOVAL OF THE TRUSTEE.

         (a) The Trustee may resign at any time by written notice to the Employer, which shall be effective 30 days after receipt of such notice unless the Employer and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Employer on 30 days' notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Employer extends the time limit.

         (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Employer or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Employer shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Employment Agreement or make the Trust revocable (except as provided under the Trust Agreement as in effect before such amendment), unless the Executive (if alive) or his beneficiaries (if the Executive is deceased) have consented in writing to such amendment.

         (b) The Trust shall not terminate until the date on which the Executive or his beneficiaries are no longer entitled to Account-Based Benefits. Upon written approval of the Executive (or, if he is deceased his beneficiaries) if he (or his beneficiaries) continue to be entitled to payment of benefits pursuant to the terms of the Employment Agreement, the Employer may terminate the Trust prior to the time all benefit payments have been made. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Employer.


SECTION 13. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to the Executive or his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


SECTION 14. EFFECTIVE DATE.

         This Trust Agreement shall be effective as of the date first above written.

         IN WITNESS WHEREOF, the parties have caused this agreement to be signed on their behalves by their duly authorized officers.

                                        The TJX Companies, Inc.



                                    By: /s/ Donald G. Campbell
                                       -----------------------------------------
                                       Title: Executive Vice President - Finance
                                              Chief Financial Officer
                                       Date:  May 14, 1997

                                    State Street Bank and Trust Company



                                    By: /s/ Kimberly D. Gluck
                                       -----------------------------------------
                                       Title: Vice President
                                       Date: 5/14/97

                                    EXHIBIT A

                          THE TJX RABBI TRUST (1997-1)

                            SCHEDULE OF TRUSTEE FEES


         The following annual trustee fees shall be payable to the Trustee for the performance of its services as Trustee under the Trust:

                                   $2,500 plus
         10 basis points on the first $10,000,000 of assets in the Trust
          5 basis points on the second $10,000,000 of assets in the Trust

         Minimum annual fee: $5,000

         No basis points will be levied on stock of The TJX Companies, Inc. held in the Trust

         Fees will be billed quarterly in arrears, with such fees based on the average net asset value of the assets of the Trust for the previous three months.